Exhibit 21.1

HANESBRANDS INC. SUBSIDIARIES AND REGISTERED BRANCHES
as of December 30, 2023

UNITED STATES SUBSIDIARIES

UNITED STATES Name of Subsidiary	Jurisdiction of Formation
Alternative Apparel, Inc.	Delaware
BA International, L.L.C.	Delaware
CC Products LLC	Delaware
Ceibena Del, Inc.	Delaware
Event 1 LLC	Delaware
GearCo LLC	Delaware
GFSI Holdings LLC	Delaware
GFSI LLC	Delaware
GTM Retail, Inc.	Kansas
Hanes El Pedregal Holdings LLC	Delaware
Hanes Global Holdings U.S. Inc.	Delaware
Hanes Jiboa Holdings LLC	Delaware
Hanes Menswear, LLC	Delaware
Hanesbrands Direct, LLC	Colorado
Hanesbrands Export Canada LLC	Delaware
HBI Branded Apparel Enterprises, LLC	Delaware
HBI International Holdings U.S. Inc.	Delaware
HBI Playtex Bath LLC	Delaware
HBI Receivables LLC	Delaware
HBI Sourcing, LLC	Delaware
HBI WH Minority Holdings LLC	Delaware
Inner Self LLC	Delaware
It’s Greek To Me, Inc.	Kansas
Jasper-Costa Rica, L.L.C.	Delaware
Knights Apparel LLC	Delaware
Knights Holdco LLC	Delaware
Maidenform (Bangladesh) LLC	Delaware
Maidenform (Indonesia) LLC	Delaware
Maidenform Brands LLC	Delaware
Maidenform International LLC	Delaware
Maidenform LLC	Delaware
MF Retail LLC	Delaware
Playtex Dorado, LLC	Delaware
Playtex Industries, Inc.	Delaware
Playtex Marketing Corporation (50% owned)	Delaware
Seamless Textiles, LLC	Delaware

INTERNATIONAL SUBSIDIARIES

INTERNATIONAL Name of Subsidiary	Jurisdiction of Formation
Bali Dominicana Inc.	Panama
Bali Dominicana Textiles S.A.	Panama
Bali Dominicana Textiles S.A. Dominican Republic Branch	Dominican Republic
BNT Holdco Pty Limited	Australia
Bras N Things New Zealand Limited	New Zealand
Bras N Things Pty Ltd	Australia
Bras N Things South Africa (Pty) Ltd	South Africa
Canadelle Holding Corporation Limited	Canada
Canadelle Limited Partnership	Canada
Cartex Manufacturera S. de R. L.	Costa Rica
Caysock, Inc.	Cayman Islands
Caytex, Inc.	Cayman Islands
Caywear, Inc.	Cayman Islands
Ceiba Industrial, S. De R.L.	Honduras
Champion (UK) (Champion Products Europe Limited – UK Branch)	United Kingdom
Champion Deutschland GmbH	Germany
Champion Europe S.r.l.	Italy
Champion Europe S.r.l. – French Innerwear Branch	France
Champion Europe S.r.l. Greek Branch	Greece
Champion Europe S.r.l. Sucursal en Espana (Spanish Branch)	Spain
Champion Northern Europe (Champion Products Europe Limited – Norwegian Branch)	Norway
Champion Northern Europe, Branch (Champion Products Europe Limited – Swedish Branch)	Sweden
Champion Products Benelux (aka Champion Products Europe Dutch Branch)	Netherlands
Champion Products Europe Limited	Ireland
Champion Products Europe Limited (French Branch)	France
Choloma, Inc.	Cayman Islands
Confecciones Atlantida S. De R.L.	Honduras
Confecciones del Valle, S. De R.L.	Honduras
Confecciones El Pedregal Inc.	Cayman Islands
Confecciones El Pedregal S.A. de C.V.	El Salvador
Confecciones Jiboa S.A. de C.V.	El Salvador
Confecciones La Caleta	Cayman Islands
Confecciones La Caleta Dominican Republic Branch	Dominican Republic
Dos Rios Enterprises, Inc.	Cayman Islands
Dos Rios Enterprises, Inc. Dominican Republic Branch	Dominican Republic
Game 7 Athletics S.r.l.	Italy
GFSI Canada Company	Canada
GFSI LLC – Hong Kong Branch	Hong Kong
GFSI Southwest, S. de R.L. de C.V.	Mexico
Hanes (Shanghai) Business Service Co., Ltd.	China
Hanes (Shanghai) Business Service Co., Ltd. – Dongguan Branch	China

Hanes Australasia Pty Ltd	Australia
Hanes Australia Pty Ltd	Australia
Hanes Brands Incorporated de Costa Rica, S.A.	Costa Rica
Hanes Caribe, Inc.	Cayman Islands
Hanes Caribe, Inc. Dominican Republic Branch	Dominican Republic
Hanes Choloma, S. de R. L.	Honduras
Hanes Colombia, S.A.	Colombia
Hanes de Centroamerica S.A.	Guatemala
Hanes de El Salvador, S.A. de C.V.	El Salvador
Hanes Dominican, Inc.	Cayman Islands
Hanes Dominican, Inc. Dominican Republic Branch	Dominican Republic
Hanes Global Holdings Luxembourg S.a r.l.	Luxembourg
Hanes Global Holdings Malta Limited	Malta
Hanes Global Holdings Switzerland GmbH	Switzerland
Hanes Global Supply Chain Philippines, Inc.	Philippines
Hanes Holdings Asia Limited	Hong Kong
Hanes Holdings Australasia Pty Ltd	Australia
Hanes Holdings Hong Kong Limited	Hong Kong
Hanes Holdings UK Limited	United Kingdom
Hanes Ink Honduras, S.A. de C.V.	Honduras
Hanes Innerwear Australia Pty Ltd	Australia
Hanes IP Bonds Australia Pty Ltd	Australia
Hanes New Zealand Limited	New Zealand
Hanes Outsourcing Philippines Inc.	Philippines
Hanes Panama Inc.	Panama
Hanes Singapore Pte. Ltd.	Singapore
Hanes South Africa (Pty) Ltd	South Africa
Hanes Supply Chain Holdings Switzerland GmbH	Switzerland
Hanes Supply Chain Holdings Switzerland GmbH – Dominican Republic Branch	Dominican Republic
Hanes Switzerland GmbH	Switzerland
Hanes Technology Services Australia Pty Ltd	Australia
Hanes Trading (Shanghai) Company Ltd	China
Hanesbrands (HK) Limited	Hong Kong
Hanesbrands Apparel Consulting Management (Shanghai) Co.Ltd. ChLtd.	China
Hanesbrands Apparel (Hong Kong) Limited	Hong Kong
Hanesbrands Apparel India Private Limited	India
Hanesbrands Argentina S.A.	Argentina
Hanesbrands Brasil Textil Ltda.	Brazil
Hanesbrands Canada NS ULC	Canada
Hanesbrands Caribbean Logistics, Inc.	Cayman Islands
Hanesbrands Caribbean Logistics, Inc. Dominican Republic Branch	Dominican Republic
Hanesbrands Chile SpA	Chile
Hanesbrands Corporate Services (Hong Kong) Limited	Hong Kong
Hanesbrands Corporate Services/ Jordan LLC	Jordan
Hanesbrands Dominicana, Inc.	Cayman Islands

Hanesbrands Dominicana, Inc. Dominican Republic Branch	Dominican Republic
Hanesbrands Dos Rios Switzerland GmbH	Switzerland
Hanesbrands Dos Rios Textiles, Inc.	Cayman Islands
Hanesbrands Dos Rios Textiles, Inc. Dominican Republic Branch	Dominican Republic
Hanesbrands El Salvador, Ltda. de C.V.	El Salvador
Hanesbrands GP Luxembourg S.a r.l.	Luxembourg
Hanesbrands Holdings (Mauritius) Limited	Mauritius
Hanesbrands Holdings Singapore Pte. Ltd.	Singapore
Hanesbrands International (Thailand) Ltd.	Thailand
Hanesbrands Japan Inc.	Japan
Hanesbrands Korea LLC	Korea
Hanesbrands Luxembourg Holdings Hong Kong Limited	Hong Kong
Hanesbrands Malta Holdings Limited	Malta
Hanesbrands Philippines Inc.	Philippines
Hanesbrands ROH Asia Ltd.	Thailand
Hanesbrands Switzerland Holdings GmbH	Switzerland
Hanesbrands Vietnam Company Limited	Vietnam
Hanesbrands Vietnam Hue Company Limited	Vietnam
HBI Alpha Holdings, Inc.	Cayman Islands
HBI Beta Holdings, Inc.	Cayman Islands
HBI Holdings Australasia Pty Ltd	Australia
HBI Holdings Switzerland GmbH	Switzerland
HBI IP Holdings Switzerland GmbH	Switzerland
HBI Italy Acquisition Co. S.r.l.	Italy
HBI Manufacturing (Thailand) Ltd.	Thailand
HBI Servicios Administrativos S. de R.L.	Costa Rica
HBI Socks de Honduras, S. de R.L. de C.V.	Honduras
HBI Sourcing Asia Limited	Hong Kong
HBI Supply Chain Costa Rica, S.R.L.	Costa Rica
HBI Uno Holdings, Inc.	Cayman Islands
Industrias El Porvenier, S. de R.L.	Honduras
Inversiones Bonaventure S.A. de C.V.	El Salvador
It’s Greek To Me, Inc. Shenzhen Representative Office	China
J.E. Morgan de Honduras, S.A.	Honduras
Jasper Honduras, S.A.	Honduras
Jasper-Salvador, S.A. de C.V.	El Salvador
Jogbra Honduras, S.A.	Honduras
Maidenform (Bangladesh) LLC – Bangladesh Liaison Office	Bangladesh
Manufacturera Ceibena S. de R.L.	Honduras
Manufacturera Comalapa S.A. de C.V.	El Salvador
Manufacturera de Cartago, S.R.L.	Costa Rica
Manufacturera San Pedro Sula, S. de R.L.	Honduras
MF Brands S.A. de C.V.	Mexico
MF Supreme Brands de Mexico, S.A. de C.V.	Mexico

MFB International Holdings S.a r.l.	Luxembourg
PT Hanes Supply Chain Indonesia	Indonesia
PT. HBI Sourcing Indonesia	Indonesia
PTX (D.R.), Inc.	Cayman Islands
PTX (D.R.), Inc. Dominican Republic Branch	Dominican Republic
Rinplay S. de R.L. de C.V.	Mexico
Seamless Puerto Rico, Inc.	Puerto Rico
Servicios de Soporte Intimate Apparel, S. de R.L.	Costa Rica
Sheridan Australia Pty Limited	Australia
Sheridan N.Z. Limited	New Zealand
Sheridan U.K. Limited	United Kingdom
Sheridan U.K. Limited Irish Branch	Ireland
Socks Dominicana S.A.	Dominican Republic
Texlee El Salvador, Ltda. de C.V.	El Salvador
The Harwood Honduras Companies, S. de R.L.	Honduras
Universo Sport Immobiliare S.r.l.	Italy